UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2025
Floor & Decor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE		30339
Atlanta,	Georgia
(Address of principal executive offices)		(Zip Code)
(404) 471-1634
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, on September 3, 2024, Trevor S. Lang, President of Floor & Decor Holdings, Inc. (the “Company”), informed the Company that he intended to retire from the Company, with the effective date of that retirement to be determined. On January 24, 2025, Mr. Lang informed the Company that his retirement date will be March 1, 2025. Mr. Lang will not receive any severance or other compensation in connection with his retirement, and any equity awards that are not vested as of his retirement date will be forfeited.
On January 24, 2025, the Board of Directors of the Company (the “Board”) approved the appointment of Bradley S. Paulsen as President of the Company, effective April 28, 2025. Mr. Paulsen, age 49, has served as CEO, North America for Rentokil Initial plc since December 2023, where he was responsible for all operations for the North American region and was a member of the executive leadership team. Prior to Rentokil, Mr. Paulsen served as chief executive officer of Rexel USA, a leading distributor of electrical parts, services and solutions, from April 2021 to December 2023. From 2015 to 2021, he served in a number of leadership roles at HD Supply, one of the United States’ largest MRO (maintenance, repair, and operating products) distributors, including most recently as Chief Operating Officer, responsible for overseeing the sales, supply chain and customer care teams. He also spent nine years with The Home Depot in leadership and merchandising roles. Mr. Paulsen holds a Bachelor of Science in Economics from the United States Military Academy at West Point, and a Master of Business Administration from Vanderbilt University.
On January 27, 2025, the Company, Floor and Decor Outlets of America, Inc., and Mr. Paulsen entered into an employment agreement, effective April 28, 2025 (the “Employment Agreement”). The Employment Agreement has an initial term of four years, renewing annually thereafter unless either party provides at least 60-days’ notice of non-renewal. Pursuant to the terms of the Employment Agreement, Mr. Paulsen will receive an initial base salary of $800,000, and his annual cash incentive target under the Company’s annual performance bonus program will be 100% of base salary. For the fiscal year ended December 25, 2025 (“Fiscal 2025”), the amount of his annual cash incentive will be prorated for the number of days in the fiscal year that he is employed by the Company, and any payout will be subject to the Company’s performance against the performance metrics set by the Compensation Committee of the Board for the Fiscal 2025 annual performance bonus program. Mr. Paulsen will also receive a cash sign-on bonus of $1.6 million, as a partial make-whole payment for foregone and/or repaid bonus and equity compensation from his prior employer. If his employment is terminated for “cause” (as defined below) before the second anniversary of his employment effective date, the sign-on bonus is subject to repayment in full. The sign-on bonus is also subject to repayment in full if Mr. Paulsen voluntarily resigns without “good reason” (as defined below) before the first anniversary of his employment effective date and is subject to pro rata repayment based on the number of days served if he resigns without good reason between the first and second anniversaries of his employment effective date. Mr. Paulsen will also receive a long-term equity compensation award in the amount of $3.7 million, to be granted on May 5, 2025, the first quarterly equity grant date following the effective date of his employment. Fifty percent of the award will be in the form of time-based restricted stock units that will vest in three equal annual installments on the first three anniversaries of the grant date, and 50% will be in the form of performance share units that will vest in accordance with the terms of the performance share units awards to be granted for Fiscal 2025 to Company’s other executive officers.
The Employment Agreement provides that if Mr. Paulsen is terminated by the Company without cause or due to Company non-renewal of the Employment Agreement, or if he resigns for good reason, he will receive severance in the form of (i) 18-months salary continuation, (ii) any unpaid annual cash incentive bonus from the prior completed fiscal year, and (iii) the annual cash incentive bonus for the current fiscal year, based on the Company’s performance against the performance metrics set by the Compensation Committee, pro-rated based on the date of termination and payable at the same time that it is paid to other executives. “Cause” is generally defined as: (i) his (x) commission of, or being indicted for a felony, or (y) commission of a misdemeanor where imprisonment may be imposed (other than a traffic-related offense); (ii) any act of material misconduct or gross negligence in the performance of his duties or any act of moral turpitude; (iii) any act of theft, fraud or material dishonesty; (iv) willful failure to perform any reasonable duties assigned by the Chief Executive Officer, or refusal to follow the directives of the Company that is not cured within 30 days; (v) any material breach of an agreement with the Company that is not cured within ten days; or (vi) unlawful appropriation of a material corporate opportunity. “Good reason” is generally defined any of the following occurring without his consent: (i) a material diminution of his authority, duties or responsibilities; (ii) a material diminution of his base salary; (iii) a relocation of his office to a location that is more than 50 miles from the Atlanta, Georgia metropolitan area; or (iv) any material breach of the Employment Agreement by the Company, in each case that is not cured within 60 days. The Employment Agreement also contains certain non-compete and non-solicitation restrictions applicable to Mr. Paulsen while employed and for two years after termination of employment. In addition, Mr. Paulsen is subject to confidentiality and non-disparagement restrictions.

There are no arrangements or understandings between Mr. Paulsen and any other person pursuant to which he was appointed to the position of President of the Company. There is no family relationship between Mr. Paulsen and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Paulsen that would require disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Paulsen’s appointment is attached hereto as Exhibit 99.1.
Item 9.01.            Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Description

99.1	Press Release, dated January 28, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: January 28, 2025	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, Chief Administrative Officer and Chief Legal Officer
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